UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2010

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2010, Symetra Financial Corporation (the "Company") entered into a formal written investment management agreement (the "Prospector Agreement") with Prospector Partners, LLC ("Prospector"). As described in our Registration Statement on Form S-1 (Registration No. 333-162344) filed on October 5, 2009, it was the Company's intention to enter into a separate investment management agreement with Prospector following satisfaction of applicable prior notice/approval requirements of insurance regulatory authorities.

Under the Prospector Agreement, Prospector agrees to supervise and direct the publicly traded common equity, bond and convertible securities portion of our and Symetra Life Insurance Company's investment portfolios and has the discretion and authority over these portfolios. The assets of these portfolios will be held in one or more separately identifiable accounts in the custody of a bank or similar entity designated by us and acceptable to Prospector. The Company is responsible for custodial arrangements and the payment of all custodial charges and fees. Under the Prospector Agreement, we will also pay annual investment management fees based on aggregate net assets under management according to the following schedule:

Assets Under Management Annual Fee

Up to $200 million assets under management........................100.0 basis points
Greater than $200 million assets under management..............50.0 basis points

We will review periodically the performance of and the fees paid to Prospector under the Prospector Agreement.

The foregoing is only a summary of the material terms of the Prospector Agreement and is qualified in its entirety by reference to the Prospector Agreement, which is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

July 6, 2010	By:	/s/ George C. Pagos

Name: George C. Pagos
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Investment Management Agreement by and between Prospector Partners, LLC and Symetra Financial Corporation, dated July 1, 2010